UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: November 12, 2021

(Date of earliest event reported)

DIGITAL UTILITIES VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50342	86-0515411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

71 Commerce St.
Boston, MA 02109
(Address of principal executive offices)

(617) 588-0068
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Digital Utilities Ventures, Inc. today announced that Malcolm Nickerson has officially resigned from the Board as Director / Vice-President. In his statement, Mr. Nickerson explained that his decision was based on health reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board and the Company are deeply grateful for Mr. Nickerson’s dedication and contributions to the Company during his tenure. Noemi Gil Espinal, who is the current Director, President, CFO and Secretary sole officer/director for the company.

Contact Info:

Noemi Gil Espinel, President

https://www.duventures.com
Phone: 617-588-0068
Email: info@duventures.com

Forward-Looking Statements

This press release includes statements that may constitute ''forward-looking'' statements, usually containing the words ''believe,'' ''estimate,'' ''project,'' ''expect'' or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

SOURCE: Digital Utilities Ventures, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 12, 2021	Digital Utilities Ventures, Inc.
(Registrant)

By: /s/Noemi Gil Espinel
Noemi Gil Espinel. President

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